Exhibit 10.35.1

BUSINESS OBJECTS SA
Mr. John Schwarz
157-159 rue Anatole France

92300 Levallois-Perret

Puteaux, December 2nd, 2005
AMENDMENT LETTER
Dear Sir,
We make reference to the credit agreement (hereafter called “the credit agreement”) between BUSINESS OBJECTS SA, having its registered office at 157 – 159 rue Anatole France, 92300 Levallois-Perret, with its sole identification number 379 821 994 RCS Nanterre and SOCIETE GENERALE SA, having its registered office at 29 boulevard Haussmann, 75009 Paris, with its sole identification number 552 120 222 RCS Paris, made in Levallois-Perret on December 3rd, 2004 for an amount of 100.000.000 EUR (one hundred million euros).
As commonly agreed between BUSINESS OBJECTS, SA and SOCIETE GENERALE, we hereby temporarily extend the maturity date of the credit facility from December 2nd, 2005 to January 16th, 2006 and revise the commitment fee from 0,15% to 0,10% p.a. as of December 2nd, 2005.
All other terms and conditions of the credit agreement remain unchanged.
This amendment letter is submitted to French law and to the jurisdiction of the courts in Paris.
We kindly ask you to acknowledge the temporary extension as proposed.
Yours sincerely,

For SOCIETE GENERALE SA	For BUSINESS OBJECTS SA
Mr. Gérard BARGER	Mr. John Schwarz
Deputy Manager of	CEO of BUSINESS OBJECTS
La Défense Enterprises Branch

/s/ Mr. Gerard BARGER	/s/ Mr. John Schwarz

In 2 Copies
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